UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 23, 2012 (Date of earliest event reported)
PennantPark Investment Corporation (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00736 (Commission File Number)	20-8250744 (IRS Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY (Address of principal executive offices)		10022 (Zip Code)
212-905-1000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Set forth below are certain preliminary estimates of our financial condition and results of operations for the three months ended December 31, 2011. These estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results for the three months ended December 31, 2011. We advise you that our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for the three months ended December 31, 2011 are finalized.

Net investment income is estimated to have totaled between $0.31 and $0.33 per share for the three months ended December 31, 2011.

Net asset value as of December 31, 2011 is estimated to be between $10.15 and $10.20 per share.

We intend to announce final results of operations for the three months ended December 31, 2011 on February 8, 2012 after the close of the financial markets.

The preliminary financial data included herein have been prepared by, and is the responsibility of, management. KPMG LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto.

We are currently in discussions with our existing lenders and others to amend and restate our existing $315.0 million senior secured revolving Credit Facility which is scheduled to mature in June of this year. We currently expect the amended and restated credit facility to be of a similar size to our existing Credit Facility, to have a four-year maturity, with a one-year term out period following its third year, to have the same security to the same extent as in place for our existing Credit Facility and to include customary covenants, including a minimum asset coverage and minimum equity covenant. The amended and restated credit facility is not fully committed and the size and terms of such credit facility remain subject to change. Further, no assurances can be given that we will successfully enter into such an amended and restated credit facility.

Item 7.01. Regulation FD Disclosure

On January 23, 2012, PennantPark Investment Corporation issued a press release announcing its plans for a public offering. A copy of the press release is furnished as Exhibit 99.1 to this report pursuant to Item 7.01 and Regulation FD.

The information in this report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in this report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of PennantPark Investment Corporation dated January 23, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2012	PENNANTPARK INVESTMENT CORPORATION By: /s/ Aviv Efrat Aviv Efrat Chief Financial Officer & Treasurer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of PennantPark Investment Corporation dated January 23, 2012